Exhibit 32.1

The following is the certification required pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the quarterly report of CardioGenesis Corporation (the “Company”) on Form 10-Q for the quarterly period ending September 30, 2003 as filed with the SEC on the date hereof (the “Report”), I, Michael J. Quinn, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael J. Quinn

Chief Executive Officer
November 14, 2003

The following is the certification required pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the quarterly report of CardioGenesis Corporation (the “Company”) on Form 10-Q for the quarterly period ending September 30, 2003 as filed with the SEC on the date hereof (the “Report”), I, Darrell F. Eckstein, President, Chief Operating Officer and Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Darrell F. Eckstein

President, Chief Operating Officer and Acting Chief Financial Officer
November 14, 2003

The certifications set forth above shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company.